UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 14, 2015

CORE MOLDING TECHNOLOGIES, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-12505	31-1481870
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Manor Park Drive, Columbus, Ohio		43228-0183
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-870-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of Core Molding Technologies, Inc. (the “Company”) was held on May 14, 2015. As of the record date, there were a total of 7,666,080 shares of common stock outstanding and entitled to vote at the Annual Meeting. A total of 5,916,483 shares of the Company’s common stock entitled to vote were present or represented by proxy at the Annual Meeting constituting a quorum. Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present. Broker non-votes were not treated as a vote for or against any particular director nominee nor toward the vote to amend the 2006 Long-Term Equity Incentive Plan or the advisory vote on executive compensation. For more information on the four proposals see the Company's definitive proxy statement dated April 9, 2015.

The results are as follows:

Proposal 1 — Election of six directors to serve until the next annual meeting of stockholders.

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Kevin L. Barnett	4,309,061	210,159	1,397,263
Thomas R. Cellitti	4,290,712	228,508	1,397,263
James F. Crowley	4,398,351	120,869	1,397,263
Ralph O. Hellmold	4,398,351	120,869	1,397,263
Matthew E. Jauchius	4,398,851	120,369	1,397,263
James L. Simonton	2,995,516	1,523,704	1,397,263

Proposal 2 — Amend the 2006 Long-Term Equity Incentive Plan

Votes For	Votes Against	Votes Abstain	Broker non-vote
3,105,036	1,391,298	22,886	1,397,263

Proposal 3 — Advisory vote on executive compensation

Votes For	Votes Against	Votes Abstain	Broker non-vote
3,995,875	487,335	36,010	1,397,263

Proposal 4 — Ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for year ended December 31, 2015.

Votes For	Votes Against	Votes Abstain
5,853,475	9,401	53,607

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE MOLDING TECHNOLOGIES, INC.
May 14, 2015	By:	/s/ John P. Zimmer

Name: John P. Zimmer
Title: Vice President, Secretary, Treasurer and Chief Financial Officer